Consent of Independent Accountants


We consent to the inclusion in this post effective amendment No. 6 on Form S-2 to the registration statement on Form S-1 (File No. 33-57990) of our report dated March 26, 1996, on our audit of the consolidated financial statements of Pamida, Inc. and Subsidiaries for the year ended January 28, 1996. We also consent to the reference to our Firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.

Chicago, Illinois
April 27, 1998



                       Consent of Independent Accountants



We consent to the inclusion in this post effective amendment No. 6 on Form S-2 to the registration statement on Form S-1 (File No. 33-57990) of our report dated March 26, 1996, on our audit of the consolidated financial statements and financial statement schedule of Pamida Holdings Corporation and Subsidiary for the year ended January 28, 1996. We also consent to the reference to our Firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.

Chicago, Illinois
April 27, 1998